                                                                   Exhibit 4.12


                    ASSIGNMENT AND TRANSFER OF DEEDS OF TRUST
                             AND SECURITY AGREEMENT

         FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are herewith acknowledged, the undersigned, CITY OF WEIRTON, WEST VIRGINIA, a municipal corporation duly organized and existing under the Constitution and laws of the State of West Virginia (the "Issuer"), does hereby convey, transfer, assign and pledge, without recourse or warranty, unto J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Bond Trustee") under a certain Indenture of Trust dated as of June 18, 2002, between Issuer and Bond Trustee (the "Bond Indenture"), to be held in trust, all of Issuer's right, title and interest in and to (i) that certain Deed of Trust, dated as of June 18, 2002, made by Weirton Steel Corporation, a Delaware corporation (the "Company"), to Joyce Ofsa, as trustee (the "Deed of Trust Trustee"), for the benefit of the Issuer and J.P. Morgan Trust Company, National Association, as trustee (the "Notes Trustee") under that certain Indenture, dated as of June 18, 2002, between the Notes Trustee and the Company, to be recorded contemporaneously herewith with the Clerk of the County Commission of Hancock County, West Virginia (the "Clerk's Office"), relating to certain real property lying and being within Hancock County, West Virginia, more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Hot Mill Deed of Trust"), (ii) that certain Deed of Trust, dated as of June 18, 2002, made by the Company to the Deed of Trust Trustee, as trustee, for the benefit of the Issuer and the Notes Trustee, to be recorded contemporaneously herewith with the Clerk's Office relating to certain real property lying and being within Hancock County, West Virginia, more particularly described on EXHIBIT B attached hereto and made a part hereof (the "Tandem Mill Deed of Trust"), (iii) that certain Deed of Trust, dated as of June 18, 2002, made by the Company to the Deed of Trust Trustee, as trustee, for the benefit of the Issuer and the Notes Trustee, to be recorded contemporaneously herewith with the Clerk's Office relating to certain real property lying and being within Hancock County, West Virginia, more particularly described on EXHIBIT C attached hereto and made a part hereof (the "Tin Mill Deed of Trust"; the Hot Mill Deed of Trust, the Tandem Mill Deed of Trust and the Tin Mill Deed of Trust are hereinafter sometimes collectively referred to as the "Deeds of Trust"), and (iv) that certain Security Agreement, dated as of June 18, 2002, made by the Company in favor of the Issuer and the Notes Trustee with respect to certain personal property located on or within the real property described in the respective Deeds of Trust (the "Security Agreement"), including, but not limited to, all of Issuer's estate, right, title and interest in and to any of the Property (as defined in each of the respective Deeds of Trust) and the Collateral (as defined in the Security Agreement), which Deeds of Trust and Security Agreement are each incorporated herein by reference as if fully set forth herein. This Assignment and Transfer is made pursuant to the provisions of the Bond Indenture as further security for the payment of the Issuer's Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the aggregate principal amount of $27,348,000.

         IN WITNESS WHEREOF, the undersigned Issuer has executed this instrument through its duly authorized officers as of this 18th day of June, 2002.

                                                CITY OF WEIRTON, WEST VIRGINIA


                                                By:  /s/ Dean M. Harris
                                                    ----------------------------
                                                    Name:  Dean M. Harris
                                                    Title: Mayor

                                    EXHIBIT A
                               (HOT MILL PROPERTY)


                                LEGAL DESCRIPTION

DESCRIPTION OF THE 10 AND 114/1000 ACRE TRACT OF LAND (HOT MILL) NOW OWNED BY WEIRTON STEEL CORPORATION


         The following tract of land situate in the City of Weirton, Butler District, Hancock County, West Virginia and being more particularly bounded and described as follows:

         Beginning at a point in the northerly line of Lee Avenue, at its intersection with the centerline of column line A, said beginning point being located S. 87(degree)19' 22" E. 302 and 98/100 feet from a point at the intersection of said northerly line with the easterly line of West Virginia Route No. 2; thence from said beginning point and with said centerline N. 02(degree)40' 38" E. 2405 feet to a point in the centerline of the column line 97; thence with the same S. 87(degree)19' 22" E. 123 and 17/100 feet to a point in the centerline of column line AA; thence with the same S. 02(degree)40' 38"
W. 50 feet to a point in the centerline of column line 95; thence with the same
S. 87(degree)19' 22" E. 128 feet to a point in the centerline of column line BB; thence with same S. 02(degree)40' 38" W. 880 feet to a point; thence S. 87(degree)19' 22" E. 116 and 38/100 feet to a point; thence S. 02(degree)40' 38"
W. 120 feet to a point in the centerline of column line 55; thence with the same
N. 87(degree)19' 22" W. 116 and 38/100 feet to a point in the centerline of column line BB; thence with the same S. 02(degree)40' 38" W. 125 feet to a point; thence S. 87(degree)19' 22" E. 29 and 52/100 feet to a point; thence S. 02(degree)40' 38" W. 100 feet to a point in the centerline of column line 46; thence with the same N. 87(degree)19' 22" W. 157 and 52/100 feet to a point in the centerline of column line AA; thence with the same S. 02(degree)40' 38" W. 450 feet to a point in the centerline of column line 28; thence with the same N. 87(degree)19' 22" W. 43 and 17/100 feet to a point in the centerline of column line E; thence with the same S. 02(degree)40' 38" W. 680 feet to a point in said northerly line of Lee Avenue; thence with the same N. 87(degree)19' 22" W. 80 feet to the place of beginning, containing by survey made by Stegman & Schellhase, Inc., Civil Engineers and Surveyors on November 29, 2001, Ten and One Hundred Fourteen One Thousandths (10 and 114/1000) acres, more or less as shown on the Hot Mill Subdivision Plan recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Plat Cabinet 1, Slide 45A.

         Together with a non-exclusive easement or right to use a right of way or roadway twenty (20) feet wide, leading from the northerly line of the above described 10 and 114/1000 acre tract in a northerly, then westerly and then southerly direction to Gate 11 on the westerly side of State Route No. 2, the centerline of said right of way or roadway being more particularly described as follows: Beginning at a point in the northerly line of said 10 and114/1000 acre tract at its intersection with said centerline, said point being located S. 87(degree)19' 22" E. 13 and 86/100 feet from the northwesterly corner of said tract; thence from said beginning point and with said centerline the following twenty (20) bearings and distances: N. 05(degree)33' 26" E. 77 and 43/100 feet to a point; thence N. 14(degree)28' 03" E. 36 and 31/100 feet to a point; thence
N. 21(degree)41' 14" E. 116 and 08/100 feet to a point; thence N. 18(degree)17' 05" E. 38 and 57/100 feet to a point; thence N. 02(degree)34' 55" E. 471 and 9/10 feet to a point; thence N. 24(degree)49' 04' W. 112 and 1/10 feet to a point; thence N. 55(degree)24' 15" W. 138 and 57/100 feet to a point; thence N. 43(degree)12' 58" W. 92 and

                                    Exhibit A
                                     Page 1

34/100 feet to a point; thence N. 59(degree)24' 28" W. 90 and 08/100 feet to a point; thence N. 47(degree)30' W. 64 and 27/100 feet to a point; thence N. 43(degree)40' 37" W. 63 feet to a point; thence N. 63(degree)30' 47" W. 34 and 36/100 feet to a point; thence N. 89(degree)12' 38" W. 26 and 91/100 feet to a point; thence S. 52(degree)00' 46" W. 19 and 44/100 feet to a point; thence S. 27(degree)34' 45" W. 28 and 76/100 feet to a point; thence S. 03(degree)12' 16"
E. 290 and 79/100 feet to a point; thence S. 02(degree)03' 06" W. 60 and 17/100 feet to a point; thence S. 04(degree)56' 39" W. 56 and 36/100 feet to a point; thence S. 08(degree)46' 03" E. 44 and 12/100 feet to a point; thence S. 38(degree)14' 27" E. 36 and 1/10 feet to a point in the centerline of Gate 11 at its intersection with the westerly line of State Route No. 2, said point being located N. 02(degree)40' 21" E. 1,218 and 12/100 feet along said westerly line from its intersection with the southerly line of Virginia Avenue, said right of way or roadway to be used in common by both parties hereto, their heirs and assigns.

         Said 10 and 114/1000 acre tract being part of the 796.52 acre tract of land that was conveyed by National Steel Corporation to Weirton Steel Corporation by deed dated January 10, 1984 and recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Deed Book 193, at page 116.

         Said 10 and 114/1000 acre tract is part of the following four (4) tracts that are part of the 796.52 acre tract that was conveyed by Weirton Steel Company to National Steel Corporation by deed dated May 31, 1939 and recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Deed Book 55, at page 236:


(1) 25 acres, tract 3 first parcel which was conveyed to Weirton Steel Company by C. Ferguson and Mary E. Ferguson, his wife, by deed dated November 1, 1912 and recorded in said County Clerk's Office in Deed Book 27, at page 597;

(2) 1.06 acres, tract 3 third parcel which is part of the same land that was conveyed to Phillips Sheet and Tin Plate Company by C. Ferguson and wife by deed dated January 6, 1910 and recorded in said County Clerk's Office in Deed Book 29, at page 403;

(3) 12.29 acres, tract 3 fifth parcel which is a part of the land that was conveyed by Cyrus Ferguson and Mary E. Ferguson, his wife, to the Weirton Improvement Company by deed dated August 7, 1918 and recorded in said County Clerk's Office in Deed Book 31, at page 148;

(4) 5.386 acres, tract 3 seventh parcel, reference hereby being made to said Deed Book 55 at page 236 for a more particular description of said tract and title thereto.

Together with those certain nonexclusive reciprocal easements appurtenant to the above described property as set forth and described in that certain Master Declaration of Easements, Covenants and Restrictions For Weirton, West Virginia Plant Site dated October 25, 2001, recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 36, at page 633, as amended under that certain First Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated October 26, 2001 recorded in the Office of the Clerk of the County Commission of Hancock County West Virginia in Lease Book 36, at page 685 as re-recorded in the Office of the

                                    Exhibit A
                                     Page 2

Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 5 and as further amended under that certain Second Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated May 14, 2002 recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 26, as further amended from time to time.


                                    Exhibit A
                                     Page 3

                                    EXHIBIT B
                             (TANDEM MILL PROPERTY)


                                LEGAL DESCRIPTION

#9 Tandem Mill

         The following tract of land situate in the City of Weirton, Weirton (formerly Butler) District, Hancock County, West Virginia and being more particularly bounded and described as follows:

         Beginning at a point at the southwesterly corner of the hereindescribed tract, said point being the southwest corner of the building located on the hereindescribed tract, said point being located the following two
         (2) bearings and distances from a point at the intersection of the south line of Virginia Avenue with the westerly line of West Virginia State Route No. 2: S. 87(degree) 30' E. (along the easterly extension of said southerly line) 141 and 2/10 feet to a point; thence N. 02(degree) 30' E. 104 and 46/100 feet to said beginning point; thence from said beginning point and with the westerly line of said building
         N. 02(degree) 40' 38" E. 135 feet to a point; thence N. 87(degree) 19' 22" W. 48 and 25/100 feet to a point in the easterly line of a right of way or roadway, hereinafter mentioned; thence with same and then its northerly extension N. 03(degree) 40' 40" E. (at 460 and 12/100 feet passing the northerly line of said right of way or roadway) 744 and 31/100 feet to a point in the westerly extension of the north wall of the aforesaid building; thence with said extension and then with said wall S. 87(degree) 19' 22" E. (at 96 and 54/100 feet passing the northerly extension of column line X) 176 and 5/10 feet to a point in the centerline of column line W; thence with same S. 02(degree) 40' 38"
         W. (at 9 and 41/100 feet passing the centerline of column line 111, and at 133 and 71/100 feet passing the centerline of column line 106, and at 834 and 39/100 feet passing the centerline of column line 78) 879 and 2/10 feet to a point in the south line of said building; thence with same N. 87(degree) 19' 22" W. (at 80 feet passing the centerline of column line X) 141 and 25/100 feet to the place of beginning, containing by survey made by Stegman & Schellhase, Inc., Civil Engineers and Surveyors on September 26, 2001, Three and Five Hundred Sixty-Four One Thousandths (3 and 564/1000) acres, more or less as shown on the # 9 Tandem Mill Subdivision Plan recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Plat Cabinet 1, Slide 45-B.

                  Together with the non-exclusive easement and right to use a right of way or roadway, generally twenty (20) feet wide, leading from West Virginia State Route No. 2 to the aforementioned point along the line N. 03(degree)40' 40" E", said right of way or roadway being more particularly bounded and described as follows: beginning at the aforesaid point at the northeasterly corner of the hereindescribed; thence from said beginning point S. 03(degree)40' 40" W. 460 and 12/100 feet to a point; thence S. 01(degree)03' 30" E. 233 and 84/100 feet to a point; thence N. 87(degree)30' W. (at


                                    Exhibit B
                                     Page 1

         45 and 68/100 feet passing the south post of Gate 5) 47 and 86/100 feet to a point in the easterly line of West Virginia State Route No. 2; thence with same N. 02(degree)40' 21" E. 44 and 47/100 feet to a point; thence S. 87(degree)30' E. (at 2 and 22/100 feet passing the north post of Gate 5) 24 and 92/100 feet to a point; thence N. 01(degree)03' 30"
         W. 188 and 87/100 feet to a point; thence N. 03(degree)40' 40" E. 460 and 94/100 feet to a point; thence S. 86(degree)19' 20" E. 20 feet to the place of beginning.

                  Together with the non-exclusive easement and right to use a right of way or roadway twenty (20) feet wide, leading from the northerly line of the above described 3 and 564/1000 acre tract in a northerly, then westerly and then southerly direction to Gate 11 on the westerly side of State Route No. 2, the centerline of said right of way or roadway being more particularly described as follows: Beginning at a point in the northerly line of said 3 and 564/1000 acre tract at its intersection with said centerline, said point being located N. 87(degree)19 22" W. 101 and 14/100 feet from the northeasterly corner of said tract; thence from said beginning point and with said centerline the following twenty-one (21) bearings and distances: N. 36(degree)32' 38" E. 32 and 5/10 feet to a point; thence N. 08(degree)59' 28" E. 52 and 73/100 feet to a point; thence N. 02(degree)05' E. 49 and 81/100 feet to a point; thence N. 01(degree)37" 04' W. 89 and 36/100 feet to a point; thence N. 05(degree)33' 09" E. 74 and 18/100 feet to a point; thence N. 12(degree) 47' 29" E. 148 and 45/100 feet to a point; thence N. 04(degree)33' 48" E. 43 and 39/100 feet to a point; thence N. 01(degree)19' 05" W. 38 and 71/100 feet to a point; thence N. 14(degree)21' 48" W. 92 and 79/100 feet to a point; thence N. 59(degree)24' 28" W. 90 and 08/100 feet to a point; thence N. 47(degree) 30' W. 64 and 27/100 feet to a point; thence N. 43(degree)40' 37" W. 63 feet to a point; thence N. 63(degree) 30' 47"
         W. 34 and 36/100 feet to a point; thence N. 89(degree)12' 38" W. 26 and 91/100 feet to a point; thence S. 52(degree)00' 46" W. 19 and 44/100 feet to a point; thence S. 27(degree)34' 45" W. 28 and 76/100 feet to a point; thence S. 03(degree)12' 16" E. 290 and 79/100 feet to a point; thence S. 02(degree) 03' 06" W. 60 and 17/100 feet to a point; thence
         S. 04(degree)56' 39" W. 56 and 36/100 feet to a point; thence S. 08(degree)46' 03" E. 44 and 12/100 feet to a point; thence S. 38(degree)14' 27" E. 36 and 1/10 feet to a point in the centerline of Gate 11 at its intersection with the westerly line of State Route No. 2, said point being located N. 02(degree)40' 21" E. 1218 and 12/100 feet along said westerly line from its intersection with the southerly line of Virginia Avenue.


                  Together with those certain nonexclusive reciprocal easements appurtenant to the above described property as set forth and described in that certain Master Declaration of Easements, Covenants and Restrictions For Weirton, West Virginia Plant Site dated October 25, 2001, recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 36, at page 633, as amended under that certain First Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated October 26, 2001 recorded in the Office of the Clerk of the County Commission of Hancock County West Virginia in Lease Book 36, at page 685 as re-recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 5 and as further amended under that certain Second Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated May 14,


                                   Exhibit B
                                     Page 2

2002 recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 26, as further amended from time to time.




                                   Exhibit B
                                     Page 3

                                    EXHIBIT C
                               (TIN MILL PROPERTY)


                                LEGAL DESCRIPTION

DESCRIPTION OF THE 25 AND 105/1000 ACRE TRACT OF LAND SURROUNDING THE WEIRTON STEEL CORPORATION'S TIN MILL SITE

         The following tract of land situate in the City of Weirton, Butler District, Hancock County, West Virginia and being more particularly bounded and described as follows:

         Beginning at a point at the southeasterly corner of the herein described tract, said beginning point being located N. 35(degree)04' 05" W. 4,599 and 64/100 feet from a point at the intersection of the westerly line of Main Street with the northerly line of Virginia Avenue, said tie point being the beginning point in the description of the 796.52 acre tract of land (of which the herein described is a part), that was conveyed by National Steel Corporation to Weirton Steel Corporation by deed dated January 10, 1984 and recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Deed Book 193, at page 116, the bearing on said northerly line of Virginia Avenue being N. 87(degree)19' 39" W.; thence from said beginning point and with the northerly line of a twenty (20) feet wide existing roadway hereinafter mentioned, the following three (3) bearings and distances: N. 87(degree)30' 33"
W. 446 and 17/100 feet to a point; thence S. 68(degree)59' 42" W. 134 and 39/100 feet to a point; thence S. 83(degree)47' 03" W. 139 and 16/100 feet to a point; thence crossing said roadway and following along lines of the raw water clarification area, included in the herein described tract, the following three
(3) bearings and distances: S. 05(degree)00' W. 140 feet to a point; thence N. 85(degree)00' W. 305 feet to a point; thence N. 05(degree)00' E. (re-crossing said roadway) 140 feet to a point in the northerly side of said roadway; thence with the same following two (2) bearings and distances: N. 87(degree)18' 51" W. 290 and 48/100 feet to a point; thence S. 75(degree)08' 01" W. 68 and 95/100 feet to a point; thence crossing said roadway and following along lines of the de-mineralizing area, included in the herein described tract the following three
(3) bearings and distances: S. 05(degree)00' W. (crossing said road) 180 feet to a point; thence N. 85(degree)00' W. 80 feet to a point; thence N. 05(degree)00'
E. (re-crossing said road) 182 and 29/100 feet to a point; thence following along the southerly face of the Tin Mill building the following three (3) bearings and distances: N. 87(degree)29' 48" W. 137 feet to a point; thence N. 02(degree)30' 12" E. 1 and 03/100 feet to a point; thence N. 87(degree)24' 36"
W. 129 and 72/100 feet to a point; thence on a line parallel to and 3 feet west of the west face of the west wall of said building N. 02(degree)32' 52" E. 823 feet to a point; thence on a line parallel to and approximately 3 feet north of the north face of the overhang on said building S. 87(degree)27' 08" E. 127 and 5/10 feet to a point; thence S. 02(degree)30' 10" W. (with the northerly extension and then with a face of said building) 129 and 83/100 feet to a point; thence following along another overhang S. 87(degree)22' 08" E. 233 feet to a point; thence S. 02(degree)32' 52" W. 35 feet to a point 3 feet east of a face of said building; thence on a line parallel to and 13 feet north of the north face of the north wall of said building S. 87(degree)32' 43" E. 935 and 75/100 feet to a point; thence with the westerly line of a twenty (20) feet wide right of way or roadway the following three (3) bearings and distances: S. 52(degree) 37' 36" E. 257 and 34/100 feet to a point; thence S. 33(degree)31' 38" E. 351 and 79/100 feet to a point; thence S. 02(degree)39' 50" W. 152 and 56/100 feet to the place of beginning, containing by survey made by Stegman & Schellhase, Inc., Civil Engineers and Surveyors on


                                    Exhibit C

February 5, 2002, Twenty-Five and One Hundred Five One Thousandths (25 and 105/1000) acres, more or less as shown on the Tin Mill Subdivision Plan recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Plat Cabinet 1, Slide 46-A.

         Together with a non-exclusive easement, with all rights of ingress and egress presently enjoyed by the party of the first part hereto, with particular mention hereby being made to the aforementioned twenty (20) feet wide roadways and their westerly extensions.

         Said 25 and 105/1000 acre tract being subject to that part of said roadway that is included within the boundaries of the raw water clarification area and de-mineralizing area.

         Together with a non-exclusive easement or right to use the twenty (20) feet wide right of way or roadway leading from the southeasterly corner of said 25 and 105/1000 acre tract in a southeasterly direction to West Street (Gate 13 entrance), the centerline of same being more particularly described as follows:

         Beginning at a point at the intersection of the easterly line of said 25 and 105/1000 acre tract with said centerline, said beginning point being located N. 02(degree)39' 50" E. 8 and 19/100 feet from the southeasterly corner of said tract; thence from said beginning point and with said centerline the following thirty-eight (38) bearings and distances: S. 45(degree)31' 53" E. 63 and 56/100 feet to a point; thence S. 79(degree)26' 20" E. 49 and 78/100 feet to a point; thence S. 74(degree)43' 07" E. 66 and 13/100 feet to a point; thence S. 57(degree)02' 46" E. 63 and 87/100 feet to a point, thence S. 45(degree)19' 41"
E. 55 and 6/10 feet to a point; thence S. 43(degree)55' 27" E. 47 and 5/10 feet to a point; thence S. 58(degree)06' 33" E. 105 and 77/100 feet to a point; thence S. 54(degree)00" 19" E. 120 and 52/100 feet to a point; thence S. 50(degree)19' 36" E. 93 and 39/100 feet to a point; thence S. 47(degree)25' 43"
E. 358 and 3/10 feet to a point; thence S. 46(degree)29' 20" E. 92 and 27/100 feet to a point; thence S. 43(degree)55' 43" E. 97 and 08/100 feet to a point; thence S. 41(degree)56' 21" E. 101 and 04/100 feet to a point; thence S. 38(degree)41' 14" E. 89 and 89/100 feet to a point; thence S. 36(degree)32' 15"
E. 100 and 96/100 feet to a point; thence S. 34(degree)27' 50" E. 102 and 33/100 feet to a point; thence S. 31(degree)47' 08" E. 106 and 04/100 feet to a point; thence S. 28(degree)44' 37" E. 736 and 23/100 feet to a point; thence S. 28(degree)26' 36" E. 138 and 74/100 feet to a point; thence S. 28(degree)27' E. 238 and 58/100 feet to a point; thence S. 28(degree)30' 20" E. 94 and 37/100 feet to a point; thence S. 24(degree)25' 33" E. 60 and 03/100 feet to a point; thence S. 17(degree)48' 21" E. 100 and 05/100 feet to a point; thence S. 13(degree)21' 14" E. 289 and 09/100 feet to a point; thence S. 14(degree)08' 08"
E. 277 and 28/100 feet to a point; thence S. 13(degree)25' 28" E. 136 and 21/100 feet to a point; thence S. 17(degree)45' 53" E. 66 and 34/100 feet to a point; thence S. 19(degree)24' 23" E. 71 and 07/100 feet to a point; thence S. 33(degree)40' 42" E. 71 and 26/100 feet to a point; thence S. 32(degree)35' 27"
E. 58 and 14/100 feet to a point; thence S. 20(degree)07' 27" E. 50 and 55/100 feet to a point; thence S. 10(degree)56' 56" E. 93 and 32/100 feet to a point; thence S. 16(degree)52' E. 50 and 41/100 feet to a point; thence S. 44(degree)59' 06" E. 20 and 92/100 feet to a point; thence S. 70(degree)01' 33"
E. 40 and 58/100 feet to a point; thence S. 84(degree)33' 23" E. 56 and 81/100 feet to a point; thence N. 83(degree)14' 56" E. 57 and 6/10 feet to a point designated herein as point x, the beginning point of another twenty (20) feet wide right of way hereinafter described; thence S. 03(degree)04' 24" W. 31 and 76/100 feet to a point at the northerly end of West Street; fifty (50) feet wide, at Gate 13, said right of way or roadway to be used in common by both parties hereto, their heirs and assigns.


                                    Exhibit C
                                     Page 2

         Together with a non-exclusive easement or right to use the twenty (20) feet wide right of way or roadway leading from the aforesaid point x in a northeasterly direction to Main Street (Gate 4 entrance), the centerline of same being more particularly described as follows: beginning at said point x; thence from said beginning point and with said centerline the following eight (8) bearings and distances: N. 75(degree)59' 46" E. 122 and 41/100 feet to a point; thence N. 58(degree)10' 24" E. 13 and 06/100 feet to a point; thence N. 26(degree)33' 03" E. 41 and 63/100 feet to a point; thence N. 07(degree)46' 45"
E. 86 and 67/100 feet to a point; thence N. 03(degree)38' 59" E. 75 and 18/100 feet to a point; thence N. 09(degree)23' 31" E. 51 and 85/100 feet to a point; thence N. 64(degree)45' 15" E. 32 and 3/10 feet to a point; thence S. 85(degree)57' 21" E. 96 and 33/100 feet to a point in the westerly line of Main Street at Gate 4 entrance, said point being located N. 02(degree)40' 21" E. 578 and 15/100 feet from a point at the intersection of said westerly line with the northerly line of Virginia Avenue, said right of way or roadway to be used in common by both parties hereto, their heirs and assigns.

         Being a part of the 796 and 52/100 acre tract of land that was conveyed by National Steel Corporation to Weirton Steel Corporation by deed dated January 10, 1984 and recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Deed Book 193, at page 116.

         Together with those certain nonexclusive reciprocal easements appurtenant to the above described property as set forth and described in that certain Master Declaration of Easements, Covenants and Restrictions For Weirton, West Virginia Plant Site dated October 25, 2001, recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 36, at page 633, as amended under that certain First Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated October 26, 2001 recorded in the Office of the Clerk of the County Commission of Hancock County West Virginia in Lease Book 36, at page 685 as re-recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 5 and as further amended under that certain Second Amendment To Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated May 14, 2002 recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia in Lease Book 37, at page 26, as further amended from time to time.




                                    Exhibit C
                                     Page 3